CANCER GENETICS, INC. REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS AND PROVIDES COMPANY UPDATES

•	Company Reports Quarterly Revenues of $7 million, an increase of 67% over the Second Quarter of 2015

•	The Company’s Organic Growth Rate was 27% over Q1 and 18% over the Second Quarter of 2015, not including revenues from the acquisition closed in Q4 of 2015.

•	Cancer Genetics Continues to Increase Expected Future Revenue from Biopharma Contracts to over $47 Million

•	Cancer Genetics to Host Conference Call Wednesday, August 10, 2016, at 8:30 AM Eastern Time (ET)/5:30 AM Pacific

RUTHERFORD, N.J., August 9, 2016 Cancer Genetics, Inc. (Nasdaq: CGIX), an emerging leader in molecular and biomarker-based cancer diagnostics, announced today financial and operating results for the second quarter ended June 30, 2016 and provided other company and business updates.

Total revenues were $7.0 million in the second quarter of 2016 and included $4.2 million from Biopharma services and $2.5 million from Clinical services, compared with total revenue of $4.2 million in the second quarter of 2015, an increase of 67 percent.

Panna Sharma, Cancer Genetics CEO and President commented, “Our growth and performance during the second quarter was strong and our impact on the oncology community continued to accelerate as a result of our biopharma contracts and our emphasis on providing disease-focused, and clinically actionable genomic as well as immune-marker data and testing capabilities. This along with our innovative portfolio and global infrastructure is truly unique to CGI and a cornerstone of our future growth.”

Other key financial results and highlights for the quarter ended June 30, 2016 include:

▪	Revenues were $7.0 million, a 67% increase over the second quarter of 2015 and a 15% sequential increase over Q1 2016 revenues of $6.1 million;

▪	Revenue from Biopharma Services was $4.2 million, a 58% increase over the second quarter of 2015 and a 26% sequential increase over Q1 2016 revenues of $3.3 million;

▪	Revenue from Clinical Services was $2.5 million, a 103% increase over Q2 2015 and a 4% sequential increase over Q1 2016.

▪	Revenue from Discovery Services was $0.2 million, compared to $0.3 million over the same period of 2015 and essentially flat over Q1 2016.

▪	Gross profit margins improved to 39% a significant improvement from 26% in Q2 2015 and a sequential increase from 32% during Q1 2016.

▪	The Company’s organic growth rate was 18% over Q2 2015 and 27% over Q1 2016

▪	Q2 2016 Clinical Services test volume increased 8% to 7,153 over 6,608 during Q1 2016

▪	Signed contracts for expected future revenue with biotech and pharmaceutical companies increased to over $47 million, a sequential increase of over $6 million from Q1 2016

▪	Total expenses for the quarter were $11.0 million, a reduction of 2.2% from $11.3 million during Q1 2016 largely driven by streamlining workflow across sites and reductions in staff.

▪	Total cash at the end of the quarter was $10.6 million.

For the second quarter ended June 30, 2016, Cancer Genetics reported a net loss of $4.0 million or $0.28 per diluted share, as compared with a net loss of $5.0 million or $0.51 per diluted share during the same period of 2015, and $5.3 million or $0.39 per diluted share for the first quarter of 2016. This is an improvement in net income of 20% year over year and 23% during sequential quarters.

Panna Sharma continued, “Our growth areas of immuno-oncology and biopharma partnerships continue to advance our market-share. This is clearly reflected in our Biopharma Services revenue, which comprised 60% of the revenue for the quarter. Additionally, our portfolio of unique and disease-targeted next-generation sequencing (NGS) panels, immune markers, and cell-free DNA capabilities is advancing quickly. Our unmatched and industry-leading portfolio is helping CGI secure collaborations with leading institutions, and revenue-generating relationships with biotech and pharma companies that are working on targeted therapeutics, immuno-oncology targets and companion diagnostics, all of which are leading precursors for future growth and revenue for CGI.”

During the second quarter of 2016, Cancer Genetics also made significant advancements in the development of cell-free or liquid biopsy based genomic tests. The Company expects to launch focused, multi-gene, liquid biopsy tests for lung cancer and renal cancer in the upcoming quarters. Cancer Genetics is also currently involved in a three-way collaboration with Huntsman Cancer Institute at University of Utah and Pfizer in the validation of the Company’s multi-gene signature for determination of renal cancer sub-types that can aid in patient management as well as therapy selection in renal cancer. Additionally, the Company is developing a focused multi-gene assay that can aid in comprehensive diagnosis, monitoring, and therapy selection, including the identification of resistance mutations for non-small cell lung cancer (NSCLC).

Recent Corporate Highlights:

•	Launched a proprietary comprehensive next-generation sequencing (NGS) panel FOCUS::Lymphoma(TM) with CLIA validation to apply in both clinical care and in trials being

•	Biopharmaceutical company, H3 Biomedicine Inc. (H3), a leading company in cancer genomics based drug discovery, selected CGI to provide clinical biomarker services for H3’s lead oncology

•	CGI and Sayre Therapeutics entered into a distribution agreement to commercialize the FDA-cleared Tissue of Origin test throughout India and South Asia

•	The Company announced the offering of multiple FDA-approved PD-L1 tests, including those by DAKO and VENTANA for lung cancer and urothelial cancer, respectively

•
CGI announced results at ASCO with HTG, Keck School of Medicine at USC, and Japan Clinical Cancer Research Organization of using immune-related genes to identify sub-types of patients associated with clinical outcome in metastatic colorectal cancer

•	CGI’s poster highlighting the actionable, clinical value of the FDA-cleared Tissue of Origin test was accepted for presentation at USCAP

•
During Q2 of 2016 CGI brought the total number of immuno-oncology trials that it is providing testing and validation services for to 20, which is up significantly from 12 during the first quarter of 2016

•	Added healthcare industry-veteran John "Jay" Roberts as COO and EVP of Finance

“CGI has a unique platform of capabilities, content and people that are focused on delivering innovation in precision medicine and oncology,” said Jay Roberts, EVP of Finance and COO at Cancer Genetics. “The next phase of our growth will be highly focused on margin expansion and further refining the integration across our sites. This dual focus on innovation and execution will create a durable leader in precision medicine and differentiate us in the marketplace."

CGI will also be providing slides with an overview of the results and discussion points; they will be available at http://ir.cancergenetics.com/presentations.

Conference Call & Webcast
Wednesday, August 10, 8:30 AM Eastern Time
Domestic:                                888-516-2441
International:                           719-457-2089
Conference ID:                        7149112

Webcast:                                https://public.viavid.com/index.php?id=120688

Replays – Available through August 24, 2016
Domestic:                                877-870-5176
International:                           858-384-5517
Conference ID:                        7149112

ABOUT CANCER GENETICS
Cancer Genetics Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, India and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow CGI at:

Internet: http://www.cancergenetics.com
Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics Inc.’s expectations regarding future financial and/or operating results and potential for our tests and services, and future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2015 and the Form 10-Q for the Quarter ended June 30, 2016 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Contact:
Panna Sharma
Cancer Genetics, Inc.
201-528-9200
panna.sharma@cgix.com

Cancer Genetics, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(in thousands, except par value)

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,552	$19,459
Accounts receivable, net of allowance for doubtful accounts	11,944	6,621
Other current assets	1,970	2,118
Total current assets	24,466	28,198
FIXED ASSETS, net of accumulated depreciation	5,372	6,069
OTHER ASSETS
Restricted cash	300	300
Patents and other intangible assets, net of accumulated amortization	1,639	1,727
Investment in joint venture	314	341
Goodwill	12,029	12,029
Other	115	220
Total other assets	14,397	14,617
Total Assets	$44,235	$48,884
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,632	$7,579
Obligations under capital leases, current portion	72	122
Deferred revenue	423	831
Bank term note, current portion	2,000	1,333
Total current liabilities	10,127	9,865
Obligations under capital leases	242	276
Deferred rent payable and other	306	315
Warrant liability	—	17
Deferred revenue, long-term	753	752
Bank term note	3,648	4,642
Total Liabilities	15,076	15,867
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764 shares, $0.0001 par value, none issued	—	—
Common stock, authorized 100,000 shares, $0.0001 par value, 16,120 and 13,652 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	2	1
Additional paid-in capital	136,590	131,167
Accumulated (deficit)	(107,433)	(98,151)
Total Stockholders’ Equity	29,159	33,017
Total Liabilities and Stockholders’ Equity	$44,235	$48,884

Cancer Genetics, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$7,001	$4,185	$13,069	$8,555
Cost of revenues	4,285	3,097	8,388	6,239
Gross profit	2,716	1,088	4,681	2,316
Operating expenses:
Research and development	1,680	1,256	3,212	2,533
General and administrative	3,658	3,062	7,976	6,049
Sales and marketing	1,379	1,184	2,677	2,300
Total operating expenses	6,717	5,502	13,865	10,882
Loss from operations	(4,001)	(4,414)	(9,184)	(8,566)
Other income (expense):
Interest expense	(107)	(82)	(233)	(115)
Interest income	13	13	17	25
Change in fair value of acquisition note payable	67	(316)	101	(406)
Change in fair value of warrant liability	—	(181)	17	(196)
Total other (expense)	(27)	(566)	(98)	(692)
Net (loss)	$(4,028)	$(4,980)	$(9,282)	$(9,258)
Basic and Diluted Net (Loss) Per Share	$(0.28)	$(0.51)	$(0.66)	$(0.95)
Basic and Diluted Weighted-Average Shares Outstanding	14,538	9,715	14,042	9,709

Cancer Genetics, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(9,282)	$(9,258)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	1,016	680
Amortization	174	17
Provision for bad debts	—	216
Stock-based compensation	1,024	1,454
Change in fair value of acquisition note payable	(101)	406
Change in fair value of Gentris contingent consideration	—	(162)
Change in fair value of warrant liability	(17)	196
Amortization of debt issuance costs	6	2
Loss in equity method investment	27	405
Changes in:
Accounts receivable	(5,323)	(910)
Other current assets	148	(457)
Other non-current assets	(12)	(73)
Accounts payable, accrued expenses and deferred revenue	(253)	162
Deferred rent payable and other	(9)	(38)
Net cash (used in) operating activities	(12,602)	(7,360)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(319)	(257)
Decrease in restricted cash	—	6,000
Patent costs	(86)	(68)
Net cash provided by (used in) investing activities	(405)	5,675
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease obligations	(84)	(29)
Payments for deferred equity offering costs	—	(86)
Proceeds from option exercises	—	23
Proceeds from offering of common stock, net of offering costs	4,517	—
Principal payments on bank term note	(333)	—
Payment of debt issuance costs	—	(33)
Net cash provided by (used in) financing activities	4,100	(125)
Net (decrease) in cash and cash equivalents	(8,907)	(1,810)
CASH AND CASH EQUIVALENTS
Beginning	19,459	25,554
Ending	$10,552	$23,744
SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid for interest	$202	$72